Exhibit 10.88

INVESTVIEW, INC.

SECOND AMENDMENT TO

AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT

This Second Amendment (this “Amendment”) to that certain Amended and Restated Securities Purchase Agreement dated as of November 9, 2020 (the “Purchase Agreement”) by and between Investview, Inc., a Nevada corporation (the “Company”), DBR Capital, LLC, a Pennsylvania limited liability company (the “Purchaser”) and, solely for the purposes of Section 3.06 and the other sections expressly referenced therein, Joseph Cammarata, as previously amended by that certain First Amendment dated as of March 22, 2021, is made as of May 27, 2021 by and between the Company and the Investor.

RECITALS

WHEREAS, capitalized terms used but not defined herein shall have the meanings set forth for such terms in the Purchase Agreement.

WHEREAS, the Company and the Investor each desire to amend the SPA pursuant to Section 12.01 of the SPA and to accept the rights and obligations created pursuant hereto.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and the other consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.1 Section 3.04 shall be deemed amended and restated in its entirety as follows:

3.04 the closing with respect to the transactions contemplated in Section 2.04 hereof (the closing at which the Fourth Closing Note(s) is/are issued, if any, as applicable, is referred to herein as the “Fourth Closing”) shall occur on or prior to December 31, 2021; provided, however, that such date may be accelerated (but not delayed unless otherwise mutually agreed to by the parties in a writing) for completion of the Fourth Closing, in whole or in part, to the earlier of:

(i) the date specified by written notice by the Company to the Purchaser, which date shall be not less than 90 days following the date of such notice and which notice shall specify the portion of the Fourth Closing requested on such date, or

(ii) the date specified by written notice by the Purchaser to the Company, which date shall not be less than 30 days following the date of such notice and which notice shall specify the portion of the Fourth Closing required on such date

(either such notice of acceleration, the “Fourth Closing Acceleration Notice”); and further provided, that notwithstanding the foregoing, the Fourth Closing is in Purchaser’s sole discretion to effect or not effect, and the Purchaser will confirm its decision to proceed by delivery of written notice to the Company (the “Fourth Closing Notice”) on or before December 31, 2021 or the earliest date provided in a Fourth Closing Acceleration Notice, which Fourth Closing Notice shall set forth the date for effecting the Fourth Closing (the “Fourth Closing Date”) and the Company will effect the Fourth Closing on the Fourth Closing Date or at such other date as the Company and the Purchaser may agree, remotely via the exchange of documents and signatures; and

1.2 Section 3.05 shall be deemed amended and restated in its entirety as follows:

3.05 the closing with respect to the transactions contemplated in Section 2.05 hereof (the closing at which the Fifth Closing Note(s) is/are issued, if any, as applicable, is referred to herein as the “Fifth Closing”) shall occur on or prior to December 31, 2021; provided, however, that such date may be accelerated (but not delayed unless otherwise mutually agreed to by the parties in a writing) for completion of the Fifth Closing, in whole or in part, to the earlier of:

(i) the date specified by written notice by the Company to the Purchaser, which date shall be not less than 90 days following the date of such notice and which notice shall specify the portion of the Fifth Closing requested on such date, or

(ii) the date specified by written notice by the Purchaser to the Company, which date shall not be less than 30 days following the date of such notice and which notice shall specify the portion of the Fifth Closing required on such date

(either such notice of acceleration, the “Fifth Closing Acceleration Notice”); and further provided, that notwithstanding the foregoing, the Fifth Closing is in Purchaser’s sole discretion to effect or not effect, and the Purchaser will confirm its decision to proceed by delivery of written notice to the Company (the “Fifth Closing Notice”) on or before December 31, 2021 or the earliest date provided in a Fifth Closing Acceleration Notice, which Fifth Closing Notice shall set forth the date for effecting the Fifth Closing (the “Fifth Closing Date”) and the Company will effect the Fifth Closing on the Fifth Closing Date or at such other date as the Company and the Purchaser may agree, remotely via the exchange of documents and signatures.

1.3 Except as expressly modified by this Amendment, the Purchase Agreement shall remain unmodified and in full force and effect.

1.4 Sections 12.01, 12.02, 12.03, 12.05, 12.06, 12.08, 12.10, 12.11, and 12.12 of the Purchase Agreement shall be deemed incorporated by reference to this Amendment as applied mutatis mutandis.

(signature page follows)

2

The parties are signing this Second Amendment to Amended and Restated Purchase Agreement as of the date stated in the introductory clause.

INVESTVIEW, INC.
a Nevada corporation

By:
Name:	Joseph Cammarata
Title:	Chief Executive Officer

INVESTVIEW, INC.
a Nevada corporation

By:
Name:	Annette Raynor
Title:	Chief Operations Officer

(Signature page to Second Amendment to Amended and Restated Purchase Agreement)

The parties are signing this Second Amendment to Amended and Restated Purchase Agreement as of the date stated in the introductory clause.

PURCHASER

DBR CAPITAL, LLC

By:
Name:	David B. Rothrock
Title:	Managing Member Executive

(Signature page to Second Amendment to Amended and Restated Purchase Agreement)